                              [Form of Debenture]

                                    [Face]

  [Legend To Be Inserted On Global Securities: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                                                   $
CUSIP No. 079857AC2

                     BELLSOUTH CAPITAL FUNDING CORPORATION

              Thirty Year 6.04% Debenture, due November 15, 2026

  BellSouth Capital Funding Corporation, a Georgia corporation (herein referred to as the "Company"), for value received, hereby promises to pay to
     , or registered assigns, the principal sum of        ($          )
Dollars on November 15, 2026, at the office or agency of the Company in the City of New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on May 15 and November 15, commencing May 15, 1997, on said principal sum at the rate per annum specified in the title of this Debenture, at said office or agency, in like coin or currency, from the 15th day of May or November, as the case may be, to which interest on the Debentures has been paid preceding the date hereof (unless the date hereof is a May 15 or November 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from November 14,
1996) until payment of said principal sum has been made or duly provided for.
So long as this Debenture is registered in the name of      , payments of
interest hereon shall be made in immediately available funds; otherwise, payments of interest may be made at the option of the Company by check or draft mailed to the address of the person entitled thereto at such address as shall appear on the Debenture register. Notwithstanding the foregoing, unless this Debenture shall be authenticated at a time when there is an existing default in the payment of interest on the Debentures, if the date hereof is after a May 1 and before the next following May 15 or is after a November 1 and before the next following November 15, this Debenture shall bear interest from such May 15 or November 15; provided, however, that if the Company shall default in the payment of interest due on such May 15 or November 15, then this Debenture shall bear interest from the next preceding November 15 or May 15, as the case may be. The interest so payable on any May 15 or November 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture shall be registered at the close of business on the May 1 prior to such May 15 or the November 1 prior to such November 15, unless such May 1 or November 1 shall not be a business day (as defined in said Indenture), in which event the business day next preceding.

  Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

  This Debenture shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

  In Witness Whereof, BellSouth Capital Funding Corporation has caused this Instrument to be signed by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated _______________________________

                                          BellSouth Capital Funding
                                          Corporation

                                          By __________________________________

                                          By __________________________________

       [Form of Certificate of              [Form of Alternate Certificate of
           Authentication]                           Authentication]


  This is one of the Debentures             This is one of the Debentures
described in the within-mentioned         described in the within-mentioned
Indenture.                                Indenture.


        The Bank of New York,                     The Bank of New York
                          as Trustee,                               as Trustee,
By                                              By                            ,
                                                       As Authenticating Agent,

                Authorized Signature.             By
                                                          Authorized Signature.

                              [Form of Debenture]

                                   [Reverse]

                     BELLSOUTH CAPITAL FUNDING CORPORATION

  This Debenture is one of a duly authorized series of Debentures of the Company, designated as set forth on the face hereof (herein referred to as the "Debentures"), limited to the aggregate principal amount of $300,000,000, all issued or to be issued under and pursuant to an indenture dated as of August 1, 1992 (the "Indenture"), duly executed and delivered by the Company and BellSouth Corporation ("BellSouth") to The Bank of New York, as successor to Wachovia Bank of Georgia, N.A., as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, BellSouth and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Debentures and the terms upon which the Debentures are to be authenticated and delivered. All of the Debentures will have the benefit of a Support Agreement dated as of October 15, 1987, as amended as of August 1, 1992 (the "Support Agreement"), between the Company and BellSouth. In the Support Agreement, BellSouth has agreed to ensure the timely payment of principal and interest owed on the Debentures; however, no Holder will have recourse to or against the stock or assets of BellSouth Telecommunications, Inc. (the "Telephone Company") or any interest of BellSouth or the Company in the Telephone Company.

  In case an Event of Default, as defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Debentures, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debentures may waive certain past defaults and their consequences on behalf of the Holders of all Debentures. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

  The Indenture contains provisions setting forth certain conditions in the institution of proceedings by Holders of Debentures with respect to the Indenture or for any remedy under the Indenture.

  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

  The Debentures are issuable as registered Debentures without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. At the office or agency of the Company designated for such purpose and in the manner and subject to the limitations provided in the Indenture, Debentures may be exchanged without a service charge for a like aggregate principal amount of Debentures of other authorized denominations having the same maturity, interest rate, redemption provisions and original issue date.

  This Debenture is not redeemable at the option of the Company prior to maturity.

  This Debenture is redeemable on November 15, 2001 and November 15, 2006 (each a "Redemption Date"), at the option of the Holder hereof, at 100% of its principal amount, together with interest payable to the date of redemption. Less than the entire principal amount of this Debenture may be redeemed on either Redemption Date, provided the principal amount which is to be redeemed is equal to $1,000 or an integral multiple of $1,000.

  The Company must receive at the principal office of the Paying Agent, during the period from and including the September 15 to and including the October 15 next preceding a Redemption Date (or, if such October 15 is not a business day, the next succeeding business day): (i) this Debenture with the form entitled "Option to Elect Repayment" below duly completed; or (ii)(x) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, setting forth the name of the registered Holder of this Debenture, the principal amount of this Debenture, the amount of this Debenture to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Debenture, with the form entitled "Option to Elect Repayment" below duly completed, will be received by the Company not later than five business days after the date of such telegram, telex, facsimile transmission or letter; and (y) this Debenture and the form duly completed are received by the Company by such fifth business day. Any such notice received by the Company during the period from and including such September 15 to and including such October 15 (or, if such October 15, 2001 is not a business day, the next succeeding business day) shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and the acceptance of this Debenture for repayment will be determined by the Company, whose determination will be final and binding.

  Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company designated for such purpose, a new Debenture or Debentures of this series, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

  The Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

  This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                           OPTION TO ELECT REPAYMENT

   The undersigned hereby irrevocably requests and instructs the Company to repay this Debenture (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at
      ----------------------------------------------------------
            (Name, Address and Tax I.D. Number of the undersigned).

   For this Debenture to be repaid, the Company must receive at the office of the Paying Agent, during the period from and including the September 15 to and including the October 15 next preceding a Redemption Date, or, if such October 15 is not a business day, the next succeeding business day:
 (i) this Debenture with this "Option to Elect Repayment" form duly completed or (ii)(x) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States of America, setting forth the name of the registered holder of this Debenture, the principal amount of this Debenture, the amount of this Debenture to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Debenture, with this "Option to Elect Repayment" form duly completed, will be received by the Company not later than five business days after the date of such telegram, telex, facsimile transmission or letter; and
 (y) this Debenture and the form duly completed are received by the Company by such fifth business day.

   If less than the entire principal amount of this Debenture is to be repaid, specify the portion thereof (which shall be $1,000 or an integral
 multiple of $1,000) which the Holder elects to have repaid: $       . One
 Debenture will be issued for the portion not being repaid.
 ---------------------------                      ---------------------------
 Date                                             Signature

 NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Debenture in every particular without alteration or enlargement or any other change whatsoever.

                               ----------------